Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:

Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555
Jointly Administered
Debtors.

QUARTERLY FINANCIAL REPORT

AS OF OCTOBER 4, 2018

BALANCE SHEETS AND

CASH FLOW ESTIMATES

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o KRISTINE DICKSON – CHIEF FINANCIAL OFFICER
277 PARK AVENUE
46th FLOOR
NEW YORK, NY 10172

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
c/o JACQUELINE MARCUS, GARRETT A. FAIL
767 FIFTH AVENUE
NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., AS PLAN ADMINISTRATOR

Date: December 27, 2018

Quarterly Financial Report as of October 4, 2018 (Unaudited)

QUESTIONS

The Company has established an email address to receive questions from readers regarding this presentation and its other financial disclosures. The Company plans to review questions received, and for those subjects which the Company determines a response would not (i) violate a confidentiality provision, (ii) place the Company in a competitive or negotiation disadvantage, or (iii) be unduly burdensome relative to the value of information requested, the Company shall endeavor to post a response (maintaining the anonymity of the originators of the questions). The Company assumes no obligation to respond to email inquiries.

Please email questions, with document references as relevant, to:

QUESTIONS@lehmanholdings.com

The Company’s previously posted responses can be found on the Epiq website maintained for the Company:

www.lehman-docket.com under the Key Documents tab and the Responses to Questions Submitted category

Quarterly Financial Report as of October 4, 2018 (Unaudited)

I. Schedule of Debtors

The twenty three entities listed below (the “Debtors”) filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on the dates indicated below. On December 6, 2011, the Bankruptcy Court confirmed the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). On March 6, 2012, the “Effective Date” (as defined in the Plan) occurred. As of the date hereof, the following Debtors’ chapter 11 cases remain open:

	Case No.	Date Filed (“Commencement Date”)
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	9/15/2008
Lehman Brothers Commodity Services Inc. (“LBCS”)	08-13885	10/3/2008
Lehman Brothers Special Financing Inc. (“LBSF”)	08-13888	10/3/2008
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	08-13893	10/3/2008
Lehman Commercial Paper Inc. (“LCPI”)	08-13900	10/5/2008
Lehman Brothers Commercial Corporation (“LBCC”)	08-13901	10/5/2008
BNC Mortgage LLC	09-10137	1/9/2009
Structured Asset Securities Corporation	09-10558	2/9/2009

The following Debtors’ chapter 11 cases were closed in 2016 and 2018, pursuant to final decrees entered by the Bankruptcy Court (Docket No. 51920, No. 54163, and No. 58257):

	Case No.	Date Filed	Date Closed
LB 745 LLC	08-13600	9/16/2008	1/28/2016
PAMI Statler Arms LLC	08-13664	9/23/2008	1/28/2016
CES Aviation LLC	08-13905	10/5/2008	1/28/2016
CES Aviation V LLC	08-13906	10/5/2008	1/28/2016
CES Aviation IX LLC	08-13907	10/5/2008	1/28/2016
LB 2080 Kalakaua Owners LLC	09-12516	4/23/2009	1/28/2016
LB Somerset LLC	09-17503	12/22/2009	1/28/2016
LB Preferred Somerset LLC	09-17505	12/22/2009	1/28/2016
East Dover Limited	08-13908	10/5/2008	12/15/2016
Luxembourg Residential Properties Loan Finance S.a.r.l.	09-10108	1/7/2009	12/15/2016
Merit LLC	09-17331	12/14/2009	12/15/2016
Lehman Brothers Derivative Products Inc. (“LBDP”)	08-13899	10/5/2008	06/14/2018
Lehman Brothers Financial Products Inc. (“LBFP”)	08-13902	10/5/2008	06/14/2018
Lehman Scottish Finance L.P.	08-13904	10/5/2008	06/14/2018
LB Rose Ranch LLC	09-10560	2/9/2009	06/14/2018

Quarterly Financial Report as of October 4, 2018 (Unaudited)

II. Notes to the Balance Sheets and Management’s Discussion & Analysis

Note 1 – Basis of Presentation

Objectives

On the Effective Date, the Plan became effective and the Debtors emerged from bankruptcy with a new Board of Directors (LBHI’s Board of Directors hereinafter referred to as the “Board”). The Company continues to pursue the objectives of asset value maximization and timely distributions to creditors of available cash through the optimal execution of an orderly wind down process and the judicious and timely resolution of claims. Pursuant to the Plan, the Plan Administrator has made and expects to continue to make semi-annual distributions to creditors of Debtors, with each entity subject to review at each distribution date.

Basis of Presentation

The information and data included in the Quarterly Financial Report, including the Balance Sheets, Notes to the Balance Sheets, and Cash Flow Estimates (the “Quarterly Financial Report”) are derived from sources available to the Debtors and Debtor-Controlled Entities (collectively, the “Company” or “Controlled Affiliates”). The term “Debtor-Controlled Entities” refers to those entities that are directly or indirectly controlled by LBHI and have not filed for protection under Chapter 11 of the Bankruptcy Code. Debtor-Controlled Entities excludes, among others, certain entities (such as Lehman Brothers Inc. (“LBI”), Lehman Brothers International (Europe) (in administration) (“LBIE”) and Lehman Brothers Japan (“LBJ”)) that were not managed or controlled by a Debtor as of the Effective Date and are under separate administrations in the U.S. or abroad, including proceedings under the Securities Investor Protection Act (collectively, “Non-Controlled Affiliates”).

The Company has prepared the Quarterly Financial Report based on the information available to the Company at the date of filing; however, such information may be incomplete and may be materially deficient. Material uncertainties continue to exist regarding the ultimate value realizable from the Company’s assets, the timing of asset recoveries, future costs, and the eventual level of allowed creditors’ claims. Accordingly, the Quarterly Financial Report is not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Company reserves all rights to revise this report.

In preparing the Quarterly Financial Report, the Company made various estimates and assumptions based on information available to the Company. As such, this report contains forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements containing information regarding the intent, belief or current expectation of the Company and members of its management. Accordingly, the financial information herein is subject to change and any such change may be material.

The Quarterly Financial Report should be read in conjunction with the Company’s previous filings, including Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”), the Plan and related Disclosure Statement (the “Disclosure Statement”) dated August 31, 2011, and other documents filed after the Commencement Dates with various regulatory agencies or the Bankruptcy Court by LBHI, other Debtors and Debtor-Controlled Entities.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 1 – Basis of Presentation (continued)

The Quarterly Financial Report:

•	Reflects activities through October 4, 2018, including the sixteenth Plan Distribution (“D16”);

•	Is not audited nor prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”);

•	Does not reflect period-end adjustments, including accruals; and

•	Includes certain items that remain under continuing review by the Company and may be accounted for differently in future Quarterly Financial Reports.

Trends and Uncertainties

The Company owns real estate, private equity investments, derivative contracts, and other assets in a wide variety of local, domestic and global markets, and as such, in future periods the values of these assets are subject to trends, events and factors beyond the Company’s control, including but not limited to: the local, domestic and global economic environment; changes in budget, tax and fiscal policies in the U.S. and other countries; fluctuations in debt and equity markets, interest rates, and currency exchange rates; litigation risk; and changes in regulatory requirements.

Note 2 – Use of Estimates

In preparing the Quarterly Financial Report, the Company utilizes various estimates that affect reported amounts and disclosures. For example, estimates are used to determine expected recoverable amounts from certain financial instruments and other assets, and to establish claims amounts and various reserves.

Estimates are based on available information and judgment. As more information becomes available to the Company, including the outcome of various negotiations and litigations, the Company may revise estimates accordingly.

Note 3 – Cash and Short-Term Investments

Cash and short-term investments include:

•	demand deposits;

•	interest-bearing deposits with banks;

•	U.S. money-market funds;

•	U.S. government obligations; and

•	investment grade corporate bonds and commercial paper.

As of October 4, 2018, substantially all of the Company’s short-term investments were scheduled to mature before March 31, 2019.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 4 – Cash and Short-Term Investments Pledged or Restricted

The following table summarizes the components of restricted cash as of October 4, 2018:

	Debtors					Debtor- Controlled Entities	Total Debtors and Debtor- Controlled Entities
($ in millions)	LBHI	LBSF	LCPI	Other	Total

Reserves for Claims:
Disputed unsecured claims (1)	$52	$1	$0	$0	$53	$—	$53
Distributions on Allowed Claims (not remitted)	6	0	0	1	7	—	7
Secured, Admin, Priority Claims and Other	23	8	4	7	41	—	41

Subtotal, Claims Reserves	81	9	4	8	102	—	102

Operating Expenses (2)	124	14	6	1	145	4	150
Incentive Fees	59	5	6	0	70	—	70
Other	29	—	0	—	29	11	41

Total	$294	$29	$16	$8	$347	$16	$363

Totals may not foot due to rounding.

(1)	Represents the cash reserve for the principal amount of disputed unsecured claims subsequent to the sixteenth Plan Distribution on October 4, 2018.

(2)

Represents reserves for a substantial portion of the Company’s estimated future operating expenses. As the Company cannot definitively specify a date for the final termination of its activities, particularly litigation-related activities, estimates for future operating expenses are subject to change.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions

Financial instruments and other inventory positions are reported at estimated “recovery values,” which are determined by utilizing market prices, certain assumptions, estimates and/or pricing models to estimate future undiscounted cash flows.

The table below presents recovery values as of October 4, 2018 by asset portfolio, and the changes in recovery values since the previously filed Quarterly Financial Report as of June 30, 2018:

		Activity 07/01/18—10/04/18
$ in millions	Inventory as of June 30, 2018	Recovery Value Change (1)	Cash Activities (2)	Inventory as of October 4, 2018
Commercial Real Estate
Debtors:
Lehman Commercial Paper Inc.	$46	$1	$(39)	$7

Subtotal Debtors	46	1	(39)	7
Debtor-Controlled	12	0	(3)	9

Total Commercial Real Estate	58	1	(42)	16

Residential Real Estate and Other
Debtors:
Lehman Brothers Holdings Inc.	9	0	(2)	7
Lehman Commercial Paper Inc.	14	(2)	(7)	5

Subtotal Debtors	23	(2)	(9)	12
Debtor-Controlled	—	1	(1)	—

Total Residential Real Estate and Other	23	(0)	(10)	12

Private Equity / Principal Investments (PEPI)
Debtors:
Lehman Brothers Holdings Inc.	3	1	(4)	1
Subtotal Debtors	3	1	(4)	1
Debtor-Controlled	53	4	(3)	53

Total Private Equity / Principal Investments	56	5	(7)	54

Derivative Receivables and Related Assets
Debtors:
Lehman Brothers Special Financing Inc.	39	11	(26)	24

Subtotal Debtors	39	11	(26)	24
Debtor-Controlled	0	—	—	0

Total Derivative Receivables and Related Assets	39	11	(26)	24

Totals	$176	$16	$(86)	$106

Totals may not foot due to rounding

(1)

Represents adjustments to recovery values based on changes in market prices, realized gains or losses from assets sales above or below previously recorded recovery values, and/or changes in assumptions and/or estimates which, in the Company’s judgment, impact the Company’s recoverable value on the underlying assets.

(2)

Cash activities are presented net of disbursements. Amounts may differ from previously filed Schedules of Cash Receipts and Disbursements mainly due to timing and classification differences. Cash activities related to Derivative Receivables and Related Assets include collections on open and terminated trades, net of hedging activities.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions (continued)

Commercial Real Estate

Commercial Real Estate includes real estate owned properties, equity interests in commercial properties, and other real estate-related investments.

The Company utilizes various pricing models to determine the recovery values of assets within the Commercial Real Estate portfolio. These pricing models often incorporate current market prices, estimated future cash flows net of obligations to third parties, brokers’ opinions of value, and third party analyses.

Between June 30, 2018 and October 4, 2018, the Company monetized $42 million of inventory primarily related to a fund distribution of $37 million following the sale of a commercial property in Europe.

Residential Real Estate and Other

Potential future recoveries related to LBHI’s indemnity claims against third parties that resulted from settlements with Private Label Trustees, Fannie Mae and Freddie Mac (refer to the Mortgage Sellers litigation in Note 12 – Legal Proceedings, for additional information) are excluded from estimated recovery values, as the outcomes, which are subject to litigation, are uncertain and contingent upon various legal factors outside of the Company’s control.

Private Equity / Principal Investments

Private Equity / Principal Investments include equity direct investments in companies, and general partner and limited partner interests in investment funds.

Recovery values for private equity / principal investments and general partner interests are based on comparable trading and transaction multiples, period end publicly quoted prices, and estimated future cash flows. Limited partner interests in private equity and hedge funds are valued at the net asset value unless an impairment is assessed. Recovery value may be impacted for those positions that are subject to confidentiality restrictions and transfer restrictions for which the Company may need consent from sponsors, general partners and/or portfolio companies in order to (i) share information regarding such positions with prospective buyers and/or (ii) transfer such positions to a buyer.

Derivative Assets

Derivative assets represent amounts due from counterparties related to matured, terminated and open trades, and are recorded at expected recovery amounts, net of cash and securities collateral.

The Company’s estimated recovery values for derivative assets are determined using internal and third party valuation models and data sources, internal assessments, valuation assumptions asserted by counterparties, certain assumptions regarding contract provisions, and management judgment.

For derivative litigation actions which may result in a potential recovery to the Company (“Affirmative Litigations”), the largest of which are listed and described in Note 12 – Legal Proceedings, estimated recoveries are recorded at zero unless the Company has reached agreements in principle with the corresponding counterparties, in which case the recovery value is recorded at the agreed amounts.

Resolved derivative claims are recorded in Liabilities Subject to Compromise at values agreed by the Company. Estimates for unresolved derivatives claims are not recorded in the Balance Sheets.

Derivative claims recorded by LBSF include LBSF’s obligations under the RACERS swaps (refer to Section IV.I.b of the Disclosure Statement).

Between June 30, 2018 and October 4, 2018, the Company collected $26 million, primarily as a result of settlements related to terminations of open trades.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 6 – Receivables from Debtors and Debtor-Controlled Entities and Other Assets

Receivables from Debtors and Debtor-Controlled Entities and Other Assets includes: (i) $115 million related to certain post-petition activities between and among Debtors and Debtor-Controlled Entities, with the corresponding liabilities reflected in Payables to Debtors and Debtor-Controlled Entities and Other Liabilities, and (ii) $225 million of other assets.

The following table summarizes the main components of Receivables from Debtors and Debtor-Controlled Entities and Other Assets as of October 4, 2018:

	Debtors					Debtor- Controlled Entities	Total Debtors and Debtor- Controlled Entities
$ in millions	LBHI	LCPI	LBSF	Other Debtors	Total
Secured Notes (1)	$—	$—	$—	$—	$—	$69	$69
Fundings and other activites (2)	30	4	0	0	34	12	46

Receivables from Debtors and Debtor-Controlled Entities	30	4	0	0	34	81	115

Receivable related to Fenway (3)	79	—	—	—	79	—	79
Affiliate Claims (4)	103	—	6	0	110	0	110
Investment in LPTSI (5)	20	—	—	—	20	—	20
Other	7	—	(0)	0	7	10	16

Total Other Assets	208	—	6	0	215	10	225

Total Receivables from Debtors and Debtor-Controlled Entities and Other Assets	$238	$4	$6	$0	$249	$91	$340

(1)	Includes a loan to LBHI from a Debtor-Controlled Entity of $69 million, secured by LBHI assets.

(2)	Includes $30 million primarily related to cost allocations and fundings (e.g. capital calls) by LBHI.

(3)

Represents unsecured claims asserted by LBHI against LCPI based on the Fenway transactions, as disclosed in Section 6.5(h) of the Plan, net of $151 million of payments received by LBHI as a result of Plan Distributions.

(4)

Represents $110 million of claims against Non-Controlled Affiliates acquired through settlements with third parties valued at estimated recoveries, net of distributions. The largest components of Affiliate Claims, and the admitted claim amounts prior to distributions, are shown below:

in millions	Local Currency	Admitted Claims in Local Currency
Lehman Brothers Finance S.A.	CHF	937
Lehman Brothers Limited	GBP	66

(5)

As previously disclosed, LBHI entered into an agreement on August 10, 2017 to sell Lehman Brothers U.K. Holdings (Delaware) Inc. (“LUK”) and Lehman Pass-Through Securities Inc. (“LPTSI”) to Brookfield Asset Management Inc. and certain of its affiliates (“Brookfield”). On August 31, 2017, LUK and LPTSI each filed a chapter 11 petition in the Bankruptcy Court and subsequently emerged from chapter 11 on March 8, 2018. As a result of LUK and LPTSI’s emergence from bankruptcy, LBHI converted its equity interests to preferred stock in each company. In June 2018, LBHI redeemed all of its remaining preferred stock in LUK. In September 2018, LBHI (i) redeemed approximately $42 million of preferred stock of LPTSI, thereby reducing its investment in LPTSI to $20 million, and (ii) received the remaining maximum of $52 million of contingent, deferred consideration from Brookfield.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 6 – Receivables from Debtors and Debtor-Controlled Entities and Other Assets (continued)

Cost Allocations

Expenses related to obligations for certain administrative services and bankruptcy related costs are generally paid by LBHI, then allocated on a quarterly basis to Debtor and Debtor-Controlled Entities with material remaining inventory and/or unresolved claims. A revised methodology for allocating expenses was implemented for expenses disbursed beginning April 1, 2012 (the “Post-Effective Methodology”). The Post-Effective Methodology categorizes and allocates administrative expenses as follows:

(i)

Costs directly attributable to specific legal entities, such as dedicated staff costs and professional fees associated with assets or legal matters which benefit specific legal entities, are directly assigned to the corresponding legal entities;

(ii)

Costs attributable to the support and management of specific asset and claim portfolios, such as asset management and claim staff, professional fees and technology costs to support the asset and claim portfolios, are allocated among legal entities based on the (a) pro rata ownership of inventory within each asset portfolio, and (b) pro rata claims for certain claim categories;

(iii)

Costs associated with general claims mitigation, distributions, and other bankruptcy-related activities are allocated among Debtors based on outstanding unresolved claims and cumulative distributions; and

(iv)	All remaining administrative costs are allocated among Debtors based on estimated future distributions.

The Company continually reviews the methodology for allocating costs, and adjustments are reflected in the Balance Sheets.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 7 – Investments in Affiliates

Investments in Debtor-Controlled Entities are recorded in the Balance Sheets at book values. Investments in Debtor-Controlled Entities that have incurred cumulative net operating losses in excess of capital contributions are shown as negative amounts.

The earnings or losses of (i) Debtors owned by other Debtors (e.g. LBCS is a direct subsidiary of LBSF) or Debtor-Controlled Entities (e.g. LCPI is a direct subsidiary of Lehman ALI Inc. (“ALI”)), and (ii) Debtor-Controlled Entities owned by Debtors (e.g. ALI is a direct subsidiary of LBHI) are not eliminated in the Balance Sheets, and as a result, Investments in Affiliates reflect the earnings or losses of Debtors and certain Debtor-Controlled Entities more than once.

Adjustments to Investments in Affiliates may be required in future Balance Sheets (including write-downs and write-offs), as amounts ultimately realized may vary materially from amounts reflected on the Balance Sheets herein.

Debtor-Controlled Entities – Aurora Commercial Corp.

The investment in Aurora Commercial Corp. (formerly known as Aurora Bank FSB) (“Aurora”), a wholly-owned subsidiary of Lehman Brothers Bancorp Inc. (“LBB”), which is a wholly owned subsidiary of LBHI, is reflected in LBB’s Balance Sheets on a consolidated basis.

Aurora is a party to various litigation matters, primarily matters in which various counterparties have asserted claims against Aurora arising out of Aurora’s mortgage servicing operations. Aurora establishes accruals for loss contingencies as it becomes probable that a loss will be incurred and the amount of that loss can be estimated.

In August 2018, Aurora paid $41 million to finalize and settle litigation and claims regarding Aurora’s role in the origination, underwriting, purchase, and sale of residential mortgage loans prior to 2009.

The ultimate recovery value for Aurora, which may vary materially from the amount reflected on the Balance Sheets due to costs related to litigation, wind down and other potential liabilities, may be adjusted (including write-downs and write-offs) in future Balance Sheets.

Non-Controlled Affiliates

All investments in Non-Controlled Affiliates were written off in 2011 as the Company deemed recovery on these equity investments unlikely to occur due to the bankruptcy proceedings of these entities in their local jurisdictions.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 8 – Due from/to Affiliates

Due from/to Affiliates represents (i) receivables related to transactions among Debtors, Debtor-Controlled Entities and Non-Controlled Affiliates (separately or collectively, “Affiliates”), and (ii) payables by Debtor-Controlled Entities to Debtors and Non-Controlled Affiliates. Certain balances are reflected in “Due from” and “Due to” as a result of the assignments of claims against the Debtor and therefore are not netted.

Due from/to Affiliates are recorded in the Balance Sheets at book values, and where applicable, these balances are recorded net of cash distributions. The Balance Sheets do not reflect potential realization or collectability reserves for Due from Affiliates balances nor estimates of potential additional payables to Affiliates. As a result, adjustments (including write-downs and write-offs) to Due from/to Affiliates, which are material, will be recorded in future Balance Sheets.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(a) Intercompany Balances Among Debtors and Debtor-Controlled Entities

The table below presents the Due from/to Debtors and Debtor-Controlled Entities balances as of October 4, 2018, and the related activity since the previously filed Quarterly Financial Report as of June 30, 2018:

		Activity 7/1/18—10/04/18
$ in millions	As of June 30, 2018	Cash Receipts	Cash Distributions	Other (2)	As of October 04, 2018
Due From Controlled
Debtors:
Lehman Brothers Holdings Inc.	$19,567	$(186)	$—	$(171)	$19,210
Lehman Commercial Paper Inc.	6,720	(29)	—	0	6,691
Lehman Brothers Special Financing Inc.	362	(3)	—	(0)	359
Other Debtors	0	—	—	(0)	0

Subtotal Debtors	26,648	(218)	—	(171)	26,259

Debtor-Controlled	0	—	—	(0)	0

Total	$26,648	$(218)	$—	$(171)	$26,259

Due To Controlled (1)
Debtors:
Lehman Brothers Holdings Inc.	$3,636	$—	$(31)	$(448)	$3,157
Lehman Commercial Paper Inc.	2,968	—	(23)	(0)	2,945
Lehman Brothers Special Financing Inc.	10,179	—	(130)	(1)	10,047
Other Debtors	111	—	(14)	(0)	97

Subtotal Debtors	16,893	—	(197)	(450)	16,246

Debtor-Controlled	9,635	—	(3)	(169)	9,463

Total	$26,528	$—	$(200)	$(619)	$25,709

(1)	“Due to Controlled” from Debtors balances are reflected in Liabilities Subject to Compromise on the October 4, 2018 Balance Sheets.

(2)

Other includes (i) debt forgiveness of $167 million related to the wind down of a Debtor-Controlled Entity, and (ii) reclassification from Due to Controlled Affiliates to Due to Non-Controlled Affiliates of claims against LBHI of $448 million, net of distributions, previously held by LUK that are currently owned by Brookfield.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(a) Intercompany Balances Among Debtors and Debtor-Controlled Entities (continued)

The following table presents a summary of Due from/to Debtors and Debtor-Controlled Entities for Debtors as of October 4, 2018:

	LBHI		LBSF		LCPI		Other Debtors		Total Debtors
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to
Lehman Brothers Holdings Inc	$—	$—	$170	$(10,047)	$2,987	$(2,766)	$0	$(97)	$3,157	$(12,910)
LB Special Financing Inc	10,047	(170)	—	—	0	(180)	0	0	10,047	(349)
Lehman Commercial Paper Inc	2,766	(2,987)	180	(0)	—	—	—	0	2,945	(2,987)
Structured Asset Securities Corp	52	—	—	—	—	—	—	—	52	—
LB Commodity Services Inc	45	(0)	—	(0)	—	(0)	—	(0)	45	(0)
LB Commercial Corporation	(0)	(0)	(0)	—	(0)	—	0	—	(0)	(0)
LB OTC Derivatives Inc	0	—	0	—	—	—	—	—	0	—
Other Debtors	0	—	0	—	—	—	0	(0)	0	(0)
RACERS Claims (1)	550	—	—	—	—	—	—	—	550	—

Total Debtors	$13,461	$(3,157)	$349	$(10,047)	$2,987	$(2,945)	$0	$(97)	$16,797	$(16,246)

Lehman Ali Inc:
Lehman Ali Inc (PCO)	—	—	—	—	1,934	—	0	—	1,934	—
LB I Group Inc:
LB I Group Inc (PCO)	1,532	—	6	—	43	—	(0)	—	1,582	—
LB Offshore Partners Ltd	341	—	—	—	1	—	0	—	342	—
DL Mortgage Corp	—	0	0	—	747	—	—	—	748	0
314 Commonwealth Ave Inc:
314 Commonwealth Ave Inc (PCO)	785	0	—	—	—	—	—	0	785	0
Other:
Pami Ali LLC	1,754	(0)	1	—	980	—	—	—	2,734	(0)
Luxembourg Finance S.a.r.l.	0	—	—	—	—	—	—	—	0	—
Real Estate Private Equity Inc	625	—	—	—	—	—	—	—	625	—
SMF No.1 Limited	133	—	—	—	—	—	—	—	133	—
Repe LBREP LP, LLC	185	—	—	—	—	—	—	—	185	—
Lehman Brothers Global Services Inc.	49	—	—	—	—	—	—	—	49	—
Other	344	—	1	—	—	—	—	(0)	346	(0)

Total Debtor-Controlled Entities	$5,749	$0	$9	$—	$3,704	$—	$0	$0	$9,462	$0

Total	$19,210	$(3,157)	$359	$(10,047)	$6,691	$(2,945)	$0	$(97)	$26,259	$(16,246)

“PCO” – parent company only

(1)	Refer to Section IV.I.b of the Disclosure Statement for further information on the RACERS Claims.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(a) Intercompany Balances Among Debtors and Debtor-Controlled Entities (continued)

The following table presents a summary of Due from/to Affiliates balances for Debtor-Controlled Entities as of October 4, 2018:

	Lehman ALI Inc.		LB I Group Inc.		314 Commonwealth Ave. Inc.		Other Debtor- Controlled Entities
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to

Debtors:
Lehman Brothers Holdings Inc.	$—	$(0)	$(0)	$(1,873)	$(0)	$(785)	$0	$(3,010)
Lehman Commercial Paper Inc.	—	(1,934)	—	(791)	—	—	—	(980)
Lehman Brothers Special Financing Inc.	—	—	—	(7)	—	—	(0)	(1)

Total Debtors	$—	$(1,934)	$(0)	$(2,671)	$(0)	$(785)	$0	$(3,990)

Debtor-Controlled:
314 Commonwealth Ave Inc	$45	$—	$—	$—	$—	$—	$—	$—
Lehman Ali Inc (1)	—	—	0	—	—	(45)	174	—
Real Estate Private Equity Inc (1)	—	—	—	—	—	—	217	(2)
LB I Group Inc.	—	—	—	—	—	—	—	(319)
Pami ALI LLC	—	(174)	292	—	—	—	1	(217)
Other	—	(0)	28	(25)	(0)	0	2	(59)

Total Debtor-Controlled Entities	$45	$(174)	$319	$(25)	$(0)	$(45)	$394	$(597)

Total	$45	$(2,108)	$319	$(2,696)	$(0)	$(830)	$394	$(4,587)

Non-Controlled Affiliates: (2)
Lehman Brothers Holdings Intermediate 2 Ltd	$—	$—	$—	$—	$—	$—	$741	$—
LB UK RE Holdings Limited	—	—	—	—	6	—	—	—
Other	0	—	0	(1)	(0)	—	35	(26)

Total	$0	$—	$0	$(1)	$6	$—	$776	$(26)

(1)	“Due from” balances at Other Debtor-Controlled Entities are related to receivables recorded by Pami ALI LLC.

(2)

Certain “Due from” balances are recorded in the local currency of the respective Non-Controlled Affiliates and as a result, balances may fluctuate as a result of changes in foreign exchange rates. Due from/to Affiliates balances include both settled and unresolved balances with Non-Controlled Affiliates.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates

The table below presents the Due from/to Non-Controlled Affiliates balances as of October 4, 2018, and the related activity since the previously filed Quarterly Financial Report as of June 30, 2018:

		Activity 7/1/18—10/04/18
$ in millions	As of June 30, 2018	Cash Receipts	Cash Distributions	Claim Assignments	Other (1)	As of October 04, 2018
Due From Non-Controlled
Debtors:
Lehman Brothers Holdings Inc.	$16,698	$(386)	$—	$306	$(91)	$16,528
Lehman Commercial Paper Inc.	133	(0)	—	—	(0)	133
Lehman Brothers Special Financing Inc.	679	(6)	—	—	0	673
Other Debtors	248	—	—	(248)	0	(0)

Subtotal Debtors	17,758	(392)	—	58	(91)	17,333

Debtor-Controlled	1,132	(278)	—	(52)	(20)	782

Total	$18,890	$(669)	$—	$6	$(111)	$18,115

Due To Non-Controlled (2)
Debtors:
Lehman Brothers Holdings Inc.	$31,801	$—	$(305)	$—	$455	$31,952
Lehman Commercial Paper Inc.	444	—	(3)	—	(0)	441
Lehman Brothers Special Financing Inc.	784	—	(10)	—	(0)	774
Other Debtors	1	—	(0)	—	(0)	1

Subtotal Debtors	33,031	—	(317)	—	454	33,167

Debtor-Controlled	27	—	—	—	0	28

Total	$33,058	$—	$(317)	$—	$454	$33,195

(1)

Other primarily includes (i) the negative impact of movements in foreign exchange rates of $110 million calculated on the historical net receivable balances and (ii) reclassification from Due to Controlled Affiliates to Due to Non-Controlled Affiliates of claims against LBHI of $448 million, net of distributions, previously held by LUK that are currently owned by Brookfield.

(2)	“Due to Non-Controlled” balances from Debtors are included in Liabilities Subject to Compromise herein.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates (continued)

The following table presents a summary of Due from/to Non-Controlled Affiliates for Debtors as of October 4, 2018:

	LBHI		LBSF		LCPI		Other Debtors		Total Debtors
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to
Europe
Lehman Brothers Treasury Co B.V. (1)	$2,166	$(21,951)	$644	$—	$—	$—	$—	$—	$2,810	$(21,951)
Lehman Brothers Finance S.A.	8,706	(675)	—	—	—	—	—	—	8,706	(675)
Lehman Brothers Bankhaus A.G.	0	—	—	0	—	—	0	—	0	0
LB UK RE Holdings Limited	622	—	—	—	—	—	—	—	622	—
Lehman Brothers (Luxembourg) S.A.	334	—	—	—	—	—	—	—	334	—
Thayer Properties Limited	168	—	—	—	—	(0)	—	—	168	(0)
LB (PTG) Ltd	103	—	—	—	—	—	—	—	103	—
LB Lease & Finance No.1 Ltd	(0)	—	—	—	—	—	—	—	(0)	—
LB (Luxembourg) Equity Finance S.A	33	—	—	—	—	—	—	—	33	—
Longmeade Limited	7	—	—	—	—	(23)	—	—	7	(23)
LB RE Financing No.2 Limited	0	—	—	—	—	—	—	—	0	—
Lehman Brothers Limited	(0)	(232)	—	(2)	—	(1)	—	(0)	(0)	(235)
Lehman Brothers International (Europe) (2)	73	(656)	—	(520)	—	—	—	0	73	(1,176)
Eldon Street Holdings Limited	—	(20)	—	—	—	(0)	—	(0)	—	(20)
LB RE Financing No.3 Limited	423	—	—	—	—	—	—	—	423	—
LB Holdings Intermediate 2 Ltd	—	(196)	—	—	—	—	—	—	—	(196)
Wood Street Investments Ltd	—	(176)	—	—	—	—	—	—	—	(176)
Storm Funding Ltd	—	(113)	—	(3)	—	(32)	—	—	—	(148)

Asia
Sunrise Finance Co. Ltd	963	—	—	—	—	—	—	—	963	—
LB Commercial Corp. Asia Limited	732	—	—	—	—	(1)	—	—	732	(1)
Lehman Brothers Holdings Japan Inc.	810	—	—	—	—	—	—	—	810	—
LB Asia Pacific (Singapore) PTE	258	—	—	—	—	—	—	—	258	—
Lehman Brothers Japan Inc.	0	—	—	—	—	—	—	—	0	—
LB Asia Capital Company	488	—	29	—	132	—	—	—	649	—
LB Investments PTE Ltd	254	—	—	—	—	—	—	—	254	—

Other
Claims held by third parties (3)	—	(7,834)	—	(181)	—	(382)	—	(0)	—	(8,397)
Other	388	(99)	0	(67)	1	(2)	—	(1)	389	(169)

Total	$16,528	$(31,952)	$673	$(774)	$133	$(441)	$0	$(1)	$17,333	$(33,167)

(1)	LBT is included in the defined term “Non-Controlled Affiliates,” but LBHI has no direct or indirect equity interest in LBT.

(2)	LBHI owns allowed claims against LBIE in the aggregate face amount of £644 million.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates (continued)

(3)

“Claims held by third parties” represent claims against Debtors, net of distributions, originally held by Non-Controlled Affiliates, according to their respective settlement agreements with the Company, that are currently held by third parties, including:

($ in millions)
Original creditor	LBHI	LBSF	LCPI	Total
Lehman Brothers Bankhaus A.G.	$(4,761)	$(102)	$(254)	$(5,118)
Lehman Brothers Securities NV	(488)	(43)	—	(532)
Storm Funding Ltd	(506)	—	—	(506)
Lehman Brothers U.K. Holdings (Delaware) Inc.	(444)	—	—	(444)
LB Asia Capital Company	(394)	—	—	(394)
Eldon Street Holdings Limited	(389)	—	—	(389)
Lehman Re Limited	(276)	(15)	(87)	(377)
LB Securities Asia Limited	(125)	—	—	(125)
Lehman Brothers Asia Limited	(118)	—	—	(118)
Lehman Brothers Futures Asia Limited	(55)	—	—	(55)
Lehman Brothers Asia Holdings Limited	—	(20)	(41)	(61)
LB (Luxembourg) Equity Finance S.A.	(86)	—	—	(86)
Lehman Brothers International (Europe)	(54)	—	—	(54)
Other	(139)	—	—	(139)

Total Claims held by third parties	$(7,834)	$(181)	$(382)	$(8,397)

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates (continued)

The following table presents, on an aggregate basis for Debtors and Debtor-Controlled Entities, admitted claims (including statutory interest paid to date), collections to date from Non-Controlled Affiliates, and aggregate estimated remaining recoveries (including statutory interest):

							Estimated Recoveries (5)
$ in millions	Local Currency	Admitted Claims in Local Currency (3)	Collections To Date in Local Currency (3)	Admitted and Unsettled Filed Claims in USD (4)	Collections To Date in USD (3)	Net Receivables in USD	LBHI	Other Debtors	Debtor- Controlled Entities	Total
Europe
Lehman Brothers Finance S.A.	CHF	10,153	(1,540)	10,259	(1,552)	8,706
Lehman Brothers Treasury Co B.V.	USD	4,342	(1,645)	4,342	(1,645)	2,697
Lehman Brothers Treasury Co B.V. (1)	Various	—	—	113	—	113
LB UK RE Holdings Limited	GBP	1,188	(704)	1,543	(914)	628
Lehman Brothers (Luxembourg) S.A.	EUR	759	(468)	873	(538)	334
Lehman Brothers International (Europe)	GBP	869	(869)	1,203	(1,131)	73
LB RE Financing No.3 Limited	GBP	353	(28)	459	(36)	423
LB Commercial Mortgage Conduit Ltd	GBP	240	(240)	312	(312)	—
Thayer Properties Limited	GBP	172	(42)	223	(55)	168
LB (PTG) Ltd	GBP	170	(91)	221	(118)	103
Lehman Brothers Holdings Plc	GBP	231	(203)	300	(263)	37
LB (Luxembourg) Equity Finance S.A	EUR	96	(67)	110	(77)	33
Longmeade Limited	GBP	43	(19)	56	(25)	31
Lehman Brothers Holdings Intermediate 2 Ltd	GBP	871	(871)	1,872	(1,131)	741
Other				277	(203)	74
Recoveries of Prior Guarantee Distributions (2)				—	—	—

Total Europe				33,180	(19,020)	14,161	993	13	742	1,748
Asia
Sunrise Finance Co. Ltd	JPY	234,022	(124,126)	2,051	(1,088)	963
Lehman Brothers Holdings Japan Inc.	JPY	178,617	(86,155)	1,565	(755)	810
LB Asia Capital Company	HKD	6,398	(1,312)	817	(167)	649
LB Asia Pacific (Singapore) PTE	USD	621	(364)	621	(364)	257
LB Commercial Corp. Asia Limited	HKD	14,769	(9,036)	1,885	(1,153)	732
LB Investments PTE Ltd	USD	543	(289)	543	(289)	254
LB Securities Asia Limited	HKD	3,177	(3,177)	405	(405)	0
Lehman Brothers Japan Inc.	JPY	316,193	(316,193)	2,771	(2,771)	—
GKI Development Inc.	KRW	103,363	(91,427)	91	(81)	11
Lehman Brothers Australia Ltd	AUD	111	(66)	79	(47)	32
Sail Investor PTE Ltd	USD	63	(60)	63	(60)	3
Other				11,150	(10,906)	244

Total Asia				22,041	(18,087)	3,954	109	0	0	110

Total				$55,222	$(37,107)	$18,115	$1,102	$13	$742	$1,858

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates (continued)

(1)	Represents claims against LBT that were admitted in eight different currencies.

(2)

The Company expects certain Allowed Guarantee Claims against LBHI to be deemed satisfied in full based on future distributions or other consideration received by a creditor on the corresponding primary claims by the underlying primary obligor (refer to Note 11 – Liabilities Subject to Compromise for additional information).

(3)

“Admitted Claims in Local Currency”, “Collections to Date in Local Currency” and “Collections to Date in USD” include statutory interest received to date and distributions received on the claims prior to the assignments of the claims to LBHI and Debtor-Controlled Entities.

(4)	“Admitted and Unsettled Filed Claims in USD” includes estimated recoveries on subordinated receivables and statutory interest.

(5)	Refer to Basis of Presentation in section “IV. Cash Flow Estimates” herein for further information on the estimated recoveries from Non-Controlled Affiliates.

(6)

Other claims against Lehman Brothers Finance S.A., Bankhaus, LBT and LBIE, acquired through settlements with third parties are included in Affiliate Claims receivables in the Balance Sheets (refer to Note 6 – Receivables from Debtors and Debtors-Controlled Entities and Other Assets for additional information).

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(c) Settlements with Non-Controlled Affiliates

Joint Venture to Facilitate Resolution of LBIE Claims

On January 31, 2014, Lehman Brothers Holdings Intermediate 2 Ltd. (“LBHI2”), a Non-Controlled Affiliate, LBHI, and Elliott Management Corporation and King Street Capital Management, L.P. (together, the “Funds”) entered into definitive documentation and consummated a joint venture to facilitate the resolution of LBIE claims (the “Joint Venture”):

•	LBHI2 contributed to the Joint Venture its admitted senior claim of GBP 36.3 million (“Senior Claim”), subordinated claims of GBP 1.24 billion (“Sub Debt”), and the economic interest in its preferred equity (“Preferred Equity”) in LBIE.

•	The Funds paid approximately GBP 650 million to LBHI2 (by way of a capital contribution to the Joint Venture) and contributed to the Joint Venture the distributions on their claims against LBIE (approximately GBP 2.6 billion face as of January 31, 2014) in excess of the principal amount plus post-administration interest at 8% per year. LBHI2’s final recoveries and distributions will be determined following the resolution of the LBIE estate.

The Joint Venture includes a joint recovery pool governed by a specific sharing formula. Subject to certain adjustments, which could be material, all recoveries from the Sub Debt, Senior Claim, Preferred Equity, and the Funds’ contribution are split as follows:

(a)	100% to the Funds up to the Tier 1 Pool Threshold Amount;

(b)	For recoveries between the Tier 1 Pool Threshold Amount up to the Tier 2 Pool Threshold Amount, 70% to the Funds and 30% to LBHI2;

(c)	For recoveries between the Tier 2 Pool Threshold Amount up to the Tier 3 Pool Threshold Amount, 50% to the Funds and 50% to LBHI2; and

(d)	For recoveries above the Tier 3 Pool Threshold Amount, 25% to the Funds and 75% to LBHI2.

The “Tier 1 Pool Threshold Amount” is GBP 650 million. The “Tier 2 Pool Threshold Amount” is GBP 1.3 billion plus interest calculated at the simple rate of 2.25% from November 30, 2013 through September 3, 2018; thereafter, interest is calculated at the simple rate of 1.25%. The “Tier 3 Pool Threshold Amount” is GBP 2.2 billion plus interest calculated at the simple rate of 4.25% from November 30, 2013 through September 3, 2018; thereafter, interest is calculated at the simple rate of 2.5%.

A detailed summary of the terms of the parties’ commitments and the Joint Venture is available at www.lehman-docket.com in the Key Documents section.

If LBIE makes distributions on the Preferred Equity before aggregate distributions from the Joint Venture to the Funds and LBHI2 have reached GBP 2.2 billion (plus interest), then, in certain circumstances, LBHI2, Luxembourg Finance S.a.r.l. (“Lux Finance”) and LBHI shall be obligated to make payments to preserve the economic terms of the transaction as if 100% of the Preferred Equity proceeds had been transferred by LBHI2 to the Joint Venture.

Receivables from LBHI2:

•	Lux Finance’s receivable from LBHI2 was formally admitted by the Administrators of LBHI2 in August 2017 as an unsecured claim for £515 million. Lux Finance received a payment of £658 million on September 6, 2017, which reflected payment of the unsecured claim in full plus statutory interest of £143 million. Lux Finance subsequently received payments of £213 million in full satisfaction of its claim.

•	Lehman Brothers Holdings Scottish LP 3 (“SLP3”) has receivables from LBHI2, which are contingent on the legal resolution of the relative ranking of sub-debt issued by LBHI2. As a result of estimated distributions to LBHI2 following the court sanction of the scheme of arrangement proposed by LBIE’s joint administrators, the Company has recorded in the Balance Sheets an estimate of the recoveries on SLP3’s $6.139 billion subordinated receivables from LBHI2 (“SLP3 Sub Rec”).

•	Currently, LBHI is the indirect parent and the beneficiary of any proceeds paid pursuant to the SLP3 Sub Rec.

•	In addition, the Company has receivables from certain Non-Controlled Affiliates that have claims against LBHI2.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 9 – Payables to Debtors and Debtor-Controlled Entities and Other Liabilities

Payables to Debtors and Debtor-Controlled Entities and Other Liabilities includes: (i) $115 million related to certain post-petition activities between and among Debtors and Debtor-Controlled Entities, with the corresponding assets reflected in Receivables from Debtors and Debtor-Controlled Entities and Other Assets and (ii) $49 million of other liabilities.

The following table summarizes the main components of Payables to Debtors and Debtor-Controlled Entities and Other Liabilities as of October 4, 2018:

	Debtors					Debtor- Controlled Entities	Total Debtors and Debtor- Controlled Entities
$ in millions	LBHI	LCPI	LBSF	Other Debtors	Total
Secured Notes (1)	$69	$—	$—	$—	$69	$—	$69
Fundings and other activites (2)	16	0	5	7	27	19	46

Payables to Controlled Affiliates	85	0	5	7	96	19	115

Distributions on Allowed Claims (not remitted)	6	0	0	0	7	—	7
Other	21	9	—	1	30	12	43

Total Other Liabilities	27	9	0	1	37	12	49

Total Payables to Controlled Affiliates and other liabilities	$112	$9	$5	$7	$133	$31	$164

(1)	Includes a loan to LBHI from a Debtor-Controlled Entity of $69 million, secured by LBHI assets.

(2)	Includes $30 million primarily related to cost allocations and fundings (e.g. capital calls) by LBHI.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 10 – Taxes Payable

Taxes payable is an estimate of tax liabilities, net of the estimated impact of any refund claims, deposits and net operating losses (“NOL”). Taxes payable have been allocated among the members of the LBHI Tax Group pursuant to the Debtor Allocation Agreement (the “DAA”) (see below for further information).

As of October 4, 2018, the Company recorded an estimate of $53 million for potential pre- and post-petition amounts owed to federal, state, local and international taxing authorities, net of expected refund claims. Between June 30, 2018 and October 4, 2018, the Company decreased its tax payable estimate by approximately $39 million as a result of progress with on global audits.

On August 17, 2018, the Company received the final IRS refund settlement pertaining to the closure of the 1997-2010 audit cycle, which represents the recovery of all amounts remaining on deposit with the IRS; the Company does not anticipate any further refunds from the IRS.

Debtor Allocation Agreement

The Debtor Allocation Agreement, which became effective on the Effective Date, addresses the relationship among the Debtors and certain Affiliates with respect to consolidated federal/combined state/local income taxes for pre-petition and post-petition years. Pursuant to the DAA, any tax receivables or payables related to pre-petition, consolidated group taxes, including the IRS refund, are treated as allowed pre-petition claims between LBHI and other Debtors and Debtor-Controlled Entities and subject to set-off or recoupment.

Net Operating Losses

The NOLs of the LBHI Tax Group (including Debtor-Controlled Entities) are subject to audit and adjustment by the IRS and primarily expire in or about 2028. Substantially all of the LBHI Tax Group’s current consolidated net operating loss carryovers are attributable to the Debtors. The Plan provides for an orderly liquidation of the Debtors. As previously disclosed in the Company’s Quarterly Financial Report as of March 31, 2012 [Docket No. 29731], the LBHI Tax Group received a private letter ruling from the IRS in connection with the Plan going effective that stated (i) the liquidation of the Debtors for U.S. federal income tax purposes may occur over an extended period, and (ii) the reduction of the LBHI Tax Group’s NOLs as a result of the discharge of debt pursuant to the Plan generally would not occur until completion of the liquidation. All remaining Debtor NOLs not previously utilized to absorb taxable income of the LBHI Tax Group are expected to be fully utilized to offset the discharge of debt on the final date of liquidation of the Debtors.

Tax Reform 2017

The financials include the impact of the Tax Cuts and Jobs Act (“TCJA”) which was signed into law on December 22, 2017. The final impact of the TCJA may differ from these estimates after further refinement of the Company’s calculations and additional guidance that may be issued by the U.S. Department of Treasury. As of the date of this filing, the Company does not expect the TCJA to have a material impact on the Company’s estimates of future tax liabilities.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 11 – Liabilities Subject to Compromise

The Company has excluded from these Balance Sheets any estimates of the unresolved claims to be allowed, as the majority of these claims are subject to litigation.

The table below presents the Allowed Claims activity by Debtor and by Class:

$ in millions			Activity during period ended October 4, 2018
Debtor Class	Designation	Allowed Claims at June 30, 2018 (1)	Allowed Claims	Claims Satisfied in Full & Other (2)	Allowed Claims at October 4, 2018 (1) (3)
Lehman Brothers Holdings Inc.
3	Senior Unsecured	$83,744	$—	$—	$83,744
4A	Senior Affiliate Claims	58,816	—	—	58,816
4B	Senior Affiliate Guarantee	10,991	—	—	10,991
5	Senior Third-Party Guarantee	31,990	—	(15)	31,974
7	General Unsecured	5,809	75	—	5,884
8	Affiliate Claims	498	—	—	498
9A	Third Party Guarantee Claims other than of the RACERS Trusts	19,151	329	0	19,479
9B	Third Party Guarantee Claims of the RACERS Trusts	1,948	—	—	1,948
10A	Subordinated Class 10A Claims	3,399	—	—	3,399
10B	Subordinated Class 10B Claims	10,330	—	—	10,330
10C	Subordinated Class 10C Claims	1,493	—	—	1,493

	Total	$228,169	$404	$(15)	$228,557

Lehman Commercial Paper Inc.
4A	General Unsecured Claims other than those of Designated Entities	$1,539	$—	$—	$1,539
4B	General Unsecured Claims of Designated Entities	5,230	—	—	5,230
5A	Affiliate Claims of LBHI	13,738	—	—	13,738
5B	Affiliate Claims of Participating Subsidiary Debtors	5	—	—	5
5C	Affiliate Claims other than those of Participating Subsidiary Debtors	5,127	—	—	5,127

	Total	$25,639	$—	$—	$25,639

Lehman Brothers Special Financing Inc.
4A	General Unsecured Claims other than those of Designated Entities	$19,473	$329	$0	$19,802
4B	General Unsecured Claims of Designated Entities	1,948	—	—	1,948
5A	Affiliate Claims of LBHI	15,173	—	—	15,173
5B	Affiliate Claims of Participating Subsidiary Debtors	522	—	—	522
5C	Affiliate Claims other than those of Participating Subsidiary Debtors	1,689	—	—	1,689

	Total	$38,804	$329	$0	$39,133

Lehman Brothers Commodity Services Inc.
4	General Unsecured Claims	$2,087	$35	$—	$2,122
5A	Affiliate Claims of LBHI	918	—	—	918
5B	Affiliate Claims of Participating Subsidiary Debtors	—	—	—	—
5C	Affiliate Claims other than those of Participating Subsidiary Debtors	20	—	—	20

	Total	$3,025	$35	$—	$3,060

BNC Mortgage LLC
3	General Unsecured Claims	$3	$—	$—	$3
4A	Affiliate Claims of LBHI	—	—	—	—
4B	Affiliate Claims other than those of LBHI	1	—	—	1

	Total	$4	$—	$—	$4

Structured Asset Securities Corporation
3	General Unsecured Claims	$20	$—	$—	$20
4A	Affiliate Claims of LBHI	469	—	—	469
4B	Affiliate Claims other than those of LBHI	0	—	—	0

	Total	$489	$—	$—	$489

(1)	Represents claims that were eligible for distributions.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 11 – Liabilities Subject to Compromise (continued)

(2)

Represents allowed claims that were satisfied in full primarily through the combination of distributions from the primary obligor and guarantee distributions from LBHI. If an Allowed Guarantee Claim receives Distributions from LBHI combined with distributions or other consideration provided on account of the corresponding Primary Claim that exceed the amount of the Allowed Guarantee Claim, LBHI reserves the right to recover Distributions from LBHI in excess of the Allowed Guarantee Claim (“Prior Guarantee Distributions”). The Company has included its estimates for recoveries of Prior Guarantee Distributions from Non-Controlled Affiliates in the Cash Flow Estimates as Recoveries from Non-Controlled Affiliates. LBHI will continue to monitor Allowed Guarantee Claims that may become satisfied through subsequent distributions. This column also includes previously allowed claims that have been reclassified or withdrawn.

(3)

LBHI is the holder of Allowed Claims against itself of approximately $21.4 billion, including: $1.2 billion of Class 3 Claims, $15.9 billion of Class 4A Claims, $0.4 billion of Class 4B Claims, $0.6 billion of Class 7 Claims, $1.2 billion of Class 9A Claims, and $1.9 billion of Class 9B Claims.

The table below presents the remaining Disputed Claims by Debtor, by Class and by Primary Obligor as of October 4, 2018:

				$ in millions
Debtor/Class		Total Number of Filed Claims	Number of Unliquidated Claims	Total Filed Amount	Estimate of Disputed Claims for Reserve Purposes (2)	Total Cash Reserves for Disputed Claims
Lehman Brothers Holdings Inc.
	Administrative	3	3	$—	$—	$—
1	Priority Non-Tax	1	1	—	—	—
2	Secured	1	1	6	—	—
4A	Senior Affiliate Claims	1	1	—	—	—

5	Senior Third-Party Guarantee (1)	2	—	8	5	0
	LB UK Capital Funding II	1	—	0	0	0
	LBIE	1	—	8	5	0

7	General Unsecured	2	2	—	—	—

9A	Third Party Guarantee other than of the RACERS Trusts (1)	106	29	1,390	1,125	52
	LBF	2	1	62	62	5
	LBIE	66	1	1,319	1,054	46
	LBSF	38	27	9	9	1

	Total	116	37	$1,404	$1,130	$52

Lehman Brothers Special Financing Inc.
	Administrative	2	2	$—	$—	$—
4A	General Unsecured Claims other than those of Designated Entities	38	14	3	3	1

	Total	40	16	$3	$3	$1

BNC Mortgage LLC
3	General Unsecured Claims	8	2	$27	$27	$—

	Total	8	2	$27	$27	$—

(1)	The Disputed Claim is the result of a guarantee obligation related to the primary obligor.

(2)

Certain Claims have been estimated at less than filed amounts, as agreed through a stipulation or settlement agreement or pursuant to Court order, and these estimates do not include estimates for unliquidated Claims.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 11 – Liabilities Subject to Compromise (continued)

Claims Resolutions between June 30, 2018 and October 4, 2018

The table below presents the resolution of Disputed Claims during Q3 2018, primarily related to the Credit Suisse Settlement, the Citibank Reverse Mortgage Settlement (Claims No. 22639 and No. 22775), and the resolution of certain LBIE Guarantee claims:

($ in millions)
Debtor	Filed Claims Resolved
Lehman Brothers Holdings Inc.	$(2,894)
Lehman Brothers Special Financing Inc.	(1,081)
Lehman Brothers Commercial Corporation	(29)
Lehman Brothers Commodity Services Inc.	(72)
Structured Asset Securities Corporation	(928)

Unliquidated Claims

Significant unliquidated claims against BNC (Claim No. 31036 and 33107) remain. If liquidated and allowed, those claims would have a material impact on the recoveries to BNC claimants and would result in creditors receiving significantly less than a 100% recovery on their claims.

Distributions Pursuant to Plan

Sixteenth Plan Distribution

On October 4, 2018, the Debtors made their sixteenth Plan Distribution to creditors. The Company distributed to creditors approximately $2.0 billion, of which approximately $1.7 billion was distributed on account of claims owned or formerly owned by third party creditors. The $2.0 billion includes approximately $52 million of distributions to LBHI on account of claims against LBHI, which were previously owned by third party creditors, but held by LBHI on the D16 record date.

Distributions through October 4, 2018

Through D16, the Debtors have made distributions to creditors totaling $126.6 billion, of which $93.9 billion were payments on account of claims owned or formerly owned by third party creditors.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 12 – Legal Proceedings

The Company is involved in or will be impacted by a number of judicial, regulatory and mediation proceedings concerning matters arising in connection with the bankruptcy proceedings and various other matters, including the proceedings listed below. The Company is unable at this time to determine the financial impact such proceedings may have on any potential recoveries or liabilities. As more information becomes available, the Company may record revisions, which may be material, in future Balance Sheets.

Affirmative litigations:

Counterparty	Debtor(s)	Commenced	Court	Court Reference	Most Recent Disclosure
Mortgage Sellers	LBHI	Various	Various	Various	(a)

Bank of America National Association et al. (“SPV Avoidance Actions”)	LBSF	September 2010	Bankruptcy Court	10-03547 (SCC)	June 30, 2018 Balance Sheets - Docket No. 58846

Ballyrock ABS CDO 2007-1 Limited Wells Fargo Bank N.A. (“Ballyrock Litigation”)	LBSF	February 2009	Bankruptcy Court	09-01032 (SCC)	March 31, 2012 Balance Sheets - Docket No. 29731

Other litigations:

Counterparty	Controlled Entities Party to Litigation	Debtor(s) Potentially Impacted by Litigation	Court	Most Recent Disclosure
ECAPs	LBHI SLP3	LBHI	UK Court Bankruptcy Court	(b)

Lehman Brothers International (Europe) (in administration) (“LBIE Waterfall Applications”)	LBHI	LBHI LBCS LCPI	Not applicable	June 30, 2018 Balance Sheets - Docket No. 58846

Guarantee Claims For Which LBIE Is The Primary Obligor	LBHI	LBHI	Bankruptcy Court	(c)

LBIE Other	None	LBHI	Various	(d)

LBF Guarantee - Tschira	None	LBHI	Swiss Court UK Court	April 5, 2018 Balance Sheets - Docket No. 58442

LBF Guarantee - Enasarco	None	LBHI	Swiss Court	April 5, 2018 Balance Sheets - Docket No. 58442

Stender	None	LCPI	United States Court of Appeals for the Tenth Circuit	(e)

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 12 – Legal Proceedings (continued)

(a)	Mortgage Sellers

On March 31, 2017, a group of mortgage sellers filed a Motion to Dismiss for lack of subject matter jurisdiction and improper venue. On May 31, 2017, LBHI filed an opposition, and on July 7, 2017, that group of mortgage sellers filed a reply. On August 9, 2017, a group of mortgage sellers also moved to transfer venue. LBHI’s opposition was filed on October 6, 2017. The Bankruptcy Court heard oral arguments on June 12, 2018. On August 13, 2018, the Bankruptcy Court denied the Motions.

Numerous mortgage sellers have filed various independent appeals of the August decision.

On October 17, 2018, LBHI filed a Motion to Amend the Alternative Dispute Resolution Order (“ADR Order”) and a Motion for Leave to file Third Amended Complaints. Oral arguments were heard on October 29, 2018. The Motion to Amend the ADR Order was granted for parties who did not object. LBHI is in negotiations with those parties who objected. The Motion for Leave to file Third Amended Complaints was granted in its entirety with respect to the 85 pending Second Amended Complaints.

Commencing on October 26, 2018, LBHI began filing complaints against additional mortgage sellers for indemnification in connection with the Private Label RMBS Trustee’s claims allowed pursuant to the Estimation Proceeding. Through December 2018, LBHI has filed 71 of these complaints, bringing the total number of outstanding complaints seeking indemnification against mortgage sellers to 156.

Refer to the filed Balance Sheets as of June 30, 2018 for previous disclosure.

(b)	ECAPS

Prior to the Commencement Date, the Company raised approximately $2 billion through the issuance in the UK of Enhanced Capital Advantaged Preferred Securities (“ECAPS”). The ECAPS were issued via five UK funding partnerships: Lehman Brothers UK Capital Funding LP, Lehman Brothers UK Capital Funding II LP and Lehman Brothers UK Capital Funding III LP, (“ECAPS I-III”), and Lehman Brothers UK Capital Funding IV LP and Lehman Brothers UK Capital Funding V LP.

Lehman Brothers Holdings PLC (“PLC”) has outstanding approximately €0.79 billion of subordinated notes issued to ECAPS I-III and approximately $1.9 billion of subordinated debt which is currently held by LBHI. LBHI2 has outstanding approximately $2.225 billion of subordinated debt issued to PLC and approximately $6.139 billion of subordinated notes which is currently held by Lehman Brothers Holdings Scottish LP 3.

On March 16, 2018, the Joint Administrators of PLC and LBHI2 each made an application to the High Court in England to seek, among other things, its determination of issues of priority in respect of potential distributions to the holders of the subordinated debts. The case is currently scheduled for trial in November 2019.

On June 7, 2018, a hearing took place before the Bankruptcy Court following a motion from LBHI seeking to issue preferred stock to enforce a provision requiring that the ECAPS holders surrender their securities in exchange for such preferred shares and receive recoveries as LBHI preferred shareholders as contemplated in the original ECAPS documents. On October 11, 2018, the Bankruptcy Court denied the motion.

For further information please refer to: www.pwc.co.uk/services/business-recovery/administrations/non-lbie-

companies/lbh-plc-in-administration.html and

www.pwc.co.uk/services/business-recovery/administrations/non-lbie-

companies/lbhi2-limited-in-administration.html

Refer to the filed Balance Sheets as of June 30, 2018 for previous disclosure.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 12 – Legal Proceedings (continued)

(c)	Guarantee Claims For Which LBIE Is The Primary Obligor

On July 10, 2018, LBHI filed a motion to have the Bankruptcy Court determine whether interest payments that will be made by LBIE pursuant to its scheme should be counted as “consideration” by a Primary Obligor on the Primary Claims underlying the remaining Guarantee Claims held by affiliates of Deutsche Bank A.G. (“DB”) and Attestor Value Master Fund L.P. (“Attestor”) [ECF No. 58381]. On August 14, 2018, the Bankruptcy Court ruled that payments by LBIE were consideration such that DB’s and Attestor’s claims should be deemed satisfied in full. On August 20, 2018, both DB and Attestor filed notices of appeal to the District Court.

LBHI previously filed an objection to disallow six, LBIE-based, prime-brokerage-related Guarantee Claims seeking $118 million filed by funds related to Maverick Capital Ltd (“Maverick”) [ECF No. 53107]. On March 24, 2017, the Bankruptcy Court granted LBHI’s objection, disallowed Maverick’s claims, and ruled that Maverick could not amend its proofs of claim to assert direct (as opposed to guarantee) liability against LBHI [ECF No. 55346]. Maverick appealed that decision to the United States District Court for the Southern District of New York. The appeal was fully briefed by October 10, 2017. Oral argument was conducted on September 14, 2018 before the District Court. On September 30, 2018 the District Court reversed the Bankruptcy Court’s decision that section 562 of the Bankruptcy Code and the exculpatory clauses contained in the prime brokerage agreement at issue applied to Maverick’s claims, and remanded the case to the Bankruptcy Court for further proceedings. A status conference regarding the matter has been scheduled before the Bankruptcy Court on January 14, 2019.

LBHI also previously filed an objection to disallow the LBIE-based Guarantee Claim filed by SRM Global Master Fund Limited Partnership (“SRM”) for $305 million [ECF No. 53215]. SRM filed a response [ECF No. 53250], LBHI filed a reply [ECF No. 53515], and on July 28, 2016, the Bankruptcy Court conducted a sufficiency hearing. The Bankruptcy Court directed the parties to a mediation, which occurred in February 2017, and failed to lead to a resolution. The Bankruptcy Court conducted a status conference on October 23, 2017. On December 17, 2018, the Bankruptcy Court conducted a further conference and hearing on the Objection to Disallow the Claim. The Court ruled from the bench at the hearing that SRM’s Claim is disallowed in its entirety.

The Company believes substantially all other remaining LBIE-based Guarantee Claims will be resolved upon implementation of the LBIE Scheme and LBHI will not have to reserve or make a distribution on account of any such claims.

Refer to the filed Balance Sheets as of June 30, 2018 for previous disclosure.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 12 – Legal Proceedings (continued)

(d)	LBIE Other

The outcome of the following litigation may impact LBHI’s potential recoveries indirectly from LBIE:

AG Financial Products Inc.

On November 28, 2011, LBIE sued AG Financial Products Inc. (“AGR”), an affiliate of Assured Guaranty Corp., which in the past had provided credit protection to counterparties under credit default swaps. LBIE’s complaint, which was filed in the Supreme Court of the State of New York (the “New York Supreme Court”), alleged that AGR improperly terminated nine credit derivative transactions between LBIE and AGR and improperly calculated the termination payment in connection with the termination of 28 other credit derivative transactions between LBIE and AGR. LBIE asserted in the complaint that AGR owes LBIE a termination payment of approximately $1.4 billion.

On July 2, 2018, the New York Supreme Court dismissed LBIE’s allegation with respect to the breach of the implied covenant of good faith and fair dealing but found that there is a genuine question of fact as to the reasonableness and good faith of AGR’s calculation of its loss, and so LBIE may proceed with its claim against AGR for breach of contract. On July 31, 2018, AGR filed a Notice of Appeal with the New York State Appellate Division. On October 1, 2018, AGR filed its brief in support of its appeal and on October 31, 2018, LBIE filed its opposition brief. On December 11, 2018, the Appellate Division heard oral arguments on the appeal, but has not yet issued its ruling.

For further information please refer to: https://www.pwc.co.uk/services/business-recovery/administrations/lehman/lehman-brothers-international-europe-in-administration-joint-administrators-nineteenth-progress-report-10-april-2018.html.

Refer to the filed Balance Sheets as of June 30, 2018 for previous disclosure.

(e)	Stender

As part of the Company’s 2012 sale of its interests in Archstone Enterprise LP (“Archstone”) to Equity Residential and AvalonBay Communities, Inc. (the “Buyers”) (the “Archstone Sale”), the Company agreed to indemnify the Buyers from and against certain losses, including those (if any) arising out of the “Stender Lawsuit.”

The Stender Lawsuit was filed in November 2007 against the Company and certain Archstone-related entities, trustees and officers (the “Defendants”) by a purported class of unitholders in the Archstone-Smith Operating Trust (“ASOT”) (the “Plaintiffs”) alleging breach of unspecified agreements and breaches of fiduciary duty.

In August 2017, the court granted Defendants’ motions in full. In September 2017, Plaintiffs appealed to the United States Court of Appeals for the Tenth Circuit. On December 7, 2018, the Tenth Circuit affirmed, in full, the dismissal of all claims against all Defendants in the Stender class action. The three-Judge panel unanimously decided that Archstone satisfied all requirements in the Declaration of Trust to terminate A-1 Units in the 2007 merger and, accordingly, did not breach any fiduciary duties owed to A-1 Unitholders.

The outcome of this litigation may impact the Company’s indemnity obligations to the Buyers.

Refer to the filed Balance Sheets as of June 30, 2018 for previous disclosure.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Note 13 – Currency Translation

The Company’s general ledger systems automatically translate assets and liabilities recorded in non-U.S. dollar functional currencies using exchange rates as of the date of the Balance Sheets. The gains or losses resulting from translating non-US dollar functional currency into U.S. dollars are reflected in Stockholders’ Equity.

Note 14 – Financial Systems and Control Environment

Procedures, controls and resources used to create the Balance Sheets were modified, including a significant reduction in resources, in comparison to what was available to the Company prior to the Chapter 11 cases. The Company is continuously reviewing its accounts, and as a result, modifications, errors and potential misstatements might be identified. Consequently, the Company may record adjustments, which may be material, in future Balance Sheets.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

III. Balance Sheets

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of October 4, 2018

(Unaudited)

($ in millions)	Lehman Brothers Holdings Inc. 08-13555	Lehman Brothers Special Financing Inc. 08-13888	Lehman Commercial Paper Inc. 08-13900	BNC Mortgage LLC 09-10137	Lehman Brothers OTC Derivatives Inc. 08-13893	Lehman Brothers Commodity Services Inc. 08-13885	Lehman Brothers Commercial Corporation 08-13901	Structured Asset Securities Corporation 09-10558	Other Debtors (2)	Total Debtor Entities (1)	Total Debtor- Controlled Entities (3)	Total Company
Assets
Assets
Cash and short-term investments	$58	$5	$7	$9	$—	$0	$1	$0	$1	$82	$59	$141
Cash and short-term investments pledged or restricted	287	32	14	2	1	2	1	4	—	344	15	359

Financial instruments and other inventory positions:
Commercial Real Estate	(0)	—	7	—	—	—	—	—	—	7	9	16
Residential Real Estate and Other	7	—	5	—	—	—	—	—	—	12	0	12
Principal investments	1	—	—	—	—	—	—	—	—	1	53	54
Derivative Receivables and Related Assets	—	24	—	—	—	—	—	—	—	24	—	24

Total Financial instruments and other inventory positions	7	24	12	—	—	—	—	—	—	43	62	105

Receivables from Debtors and Debtor-Controlled Entities and other assets	238	6	4	—	0	—	—	—	0	249	91	340

Investments in Affiliates	(27,951)	(135)	(51)	—	—	—	—	—	—	(28,137)	(19,403)	(47,540)

Due from Affiliates:
Debtors and Debtor- Controlled Entities	19,210	359	6,691	—	—	—	—	—	—	26,259	0	26,259
Non-Controlled Affiliates	16,528	673	133	—	—	—	—	—	—	17,333	782	18,115

Total Due from Affiliates	35,738	1,031	6,824	—	—	—	—	—	—	43,593	782	44,374

Total Assets	$8,377	$965	$6,810	$11	$1	$2	$3	$4	$1	$16,173	$(18,394)	$(2,220)

Liabilities and Stockholders’ Equity Liabilities
Payables to Debtors and Debtor-Controlled Entities and other liabilities	$112	$5	$9	$2	$0	$0	$0	$4	$1	$133	$31	$164

Due to Affiliates:
Debtor-Controlled Entities	$—	—	—	—	—	—	—	—	—	—	9,463	9,463
Non-Controlled Affiliates	—	—	—	—	—	—	—	—	—	—	28	28

Total Due to Affiliates	—	—	—	—	—	—	—	—	—	—	9,491	9,491

Taxes Payable	46	—	5	—	—	—	0	—	0	51	2	53
Liabilities Subject to Compromise	138,471	22,742	4,458	3	(0)	137	(0)	55	—	165,867	0	165,867

Total Liabilities	138,630	22,746	4,472	5	0	137	0	59	1	166,051	9,524	175,574

Stockholders’ Equity	(130,252)	(21,782)	2,338	6	1	(135)	2	(55)	0	(149,877)	(27,918)	(177,795)

Total Liabilities and Stockholders’ Equity	$8,377	$965	$6,810	$11	$1	$2	$3	$4	$1	$16,173	$(18,394)	$(2,220)

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for Debtors do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.
(2)	Certain Debtor-Controlled Entities’ Balance Sheets are presented on page 33.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of October 4, 2018 (Debtor-Controlled Entities)

(Unaudited)

($ in millions)	Lehman ALI Inc. (2)	Property Asset Management Inc. (3)	LB I Group Inc. (3)	Lehman Brothers Bancorp Inc. (3)	PAMI Holdings LLC	314 Common- wealth Ave Inc. (3)	PAMI ALI LLC	Lux Finance Sarl	Other Debtor- Controlled Entities	Debtor - Controlled Group Elims (1)	Total Debtor- Controlled Entities
Assets
Cash and short-term investments	$0	$1	$7	$6	$0	$0	$5	$1	$41	$—	$59
Cash and short-term investments pledged or restricted	(0)	0	9	2	—	—	0	—	4	—	15

Financial instruments and other inventory positions:
Commercial Real Estate	—	3	—	—	—	—	5	—	1	—	9
Residential Real Estate and Other	—	0	0	—	—	—	—	—	—	—	0
Principal investments	0	—	15	—	—	—	1	—	37	—	53
Derivative Receivables and Related Assets	—	—	—	—	—	—	—	—	—	—	—

Total Financial instruments and other inventory positions	0	3	15	—	—	—	5	—	39	—	62

Receivables from Debtors and Debtor-Controlled Entities and other assets	1	0	3	69	0	0	1	—	34	(17)	91

Investments in Affiliates	(25,225)	0	—	6	—	0	—	—	36	5,781	(19,403)

Due from Affiliates:
Debtors and Debtor- Controlled Entities	45	—	319	—	—	(0)	391	—	3	(758)	0
Non-Controlled Affiliates	0	—	0	—	—	6	23	—	752	—	782

Total Due from Affiliates	45	—	319	—	—	6	414	—	755	(758)	782

Total Assets	$(25,179)	$4	$353	$82	$0	$7	$425	$1	$909	$5,006	$(18,394)

Liabilities and Stockholders’ Equity Liabilities
Payables to Debtors and Debtor-Controlled Entities and other liabilities	$1	$0	$9	$2	$0	$0	$6	$0	$248	$(233)	$31

Due to Affiliates:
Debtor-Controlled Entities	2,108	—	2,696	57	—	830	3,028	—	1,503	(758)	9,463
Non-Controlled Affiliates	—	—	1	—	—	—	—	—	26	—	28

Total Due to Affiliates	2,108	—	2,697	57	—	830	3,028	—	1,529	(758)	9,491

Taxes Payable	—	—	2	—	—	—	—	—	—	—	2
Liabilities Subject to Compromise	—	—	—	—	—	—	—	—	0	—	0

Total Liabilities	2,109	0	2,708	58	0	830	3,034	0	1,777	(991)	9,524

Stockholders’ Equity	(27,288)	4	(2,355)	24	0	(823)	(2,609)	1	(868)	5,997	(27,918)

Total Liabilities and Stockholders’ Equity	$(25,179)	$4	$353	$82	$0	$7	$425	$1	$909	$5,006	$(18,394)

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances reflect the impact of eliminations of (i) intercompany balances only between Debtor-Controlled Entities and (ii) investments in subsidiaries only between Debtor-Controlled Entities.
(2)	Lehman Ali Inc. is reflected on a consolidated basis:

- excluding (i) separately reported wholly-owned subsidiaries that are Debtor entities (e.g. LCPI and LBSF) and (ii) separately reported Debtor-Controlled Entities and their direct subsidiaries (e.g. 314 Commonwealth Ave Inc., Property Asset Management Inc., and Pami ALI LLC).

(3)	Entities are reflected on a consolidated basis.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

IV. Cash Flow Estimates

(i) Basis of Presentation

The information and data included in these cash flow estimates and notes thereto (the “October 4, 2018 Cash Flow Estimates”) were prepared to update the June 30, 2018 Cash Flow Estimates filed September 26, 2018 (the “June 30, 2018 CFE”), and are based on estimated cash flows from assets managed in an orderly wind down and/or sale (and related costs of operations) until the Company’s activities are fully resolved.

These October 4, 2018 Cash Flow Estimates include an estimate of expenses to be paid through final termination of the Company on such matters as asset disposition, litigation and disputed claims resolution, administrative wind-down, and related activities. These estimates also include the estimated costs of a small subset of the Company’s current staff committed to stay for many years, if necessary, to oversee the resolution of remaining matters and residual wind down activities. These estimates are subject to ongoing review and revision.

The Company cannot definitively specify a date for the final termination of its activities, as future expenses and distributions are dependent in large measure on the resolution of various legal matters involving the Company and its Non-Controlled Affiliates. (See Litigation below.) The remaining legal matters require resolution in the United States, as well as multiple foreign jurisdictions, including the United Kingdom, France, Switzerland, Germany, India, Spain and Australia. The timing for achieving final administrative or judicial resolution of these legal issues is uncertain.

All cash flows in these Estimates are presented on an undiscounted basis.

Key Assumptions

Recoveries from Non-Controlled Affiliates

Estimates of recoveries from Non-Controlled Affiliates are based on internal valuation models utilizing information obtained from both Non-Controlled Affiliates’ fiduciaries, as well as information obtained by the Company through settlement negotiations and involvement on creditors’ committees.

The Company’s estimates for recoveries from Non-Controlled Affiliates include estimates for recoveries related to LBIE and the Joint Venture (see Note 8(c) for additional information), as well as estimated recoveries from other Non-Controlled Affiliates in Europe and Asia.

Certain receivables from Non-Controlled Affiliates are held in foreign currencies, and as such, estimated recoveries related to these receivables are subject to movements in foreign exchange rates.

The majority of estimated remaining recoveries from Non-Controlled Affiliates are contingent upon (i) the resolution of matters in dispute and/or active litigation, (ii) the receipt of non-U.S. government and/or Court approvals, and/or (iii) the final wind down of estates not controlled by the Plan Administrator. As such, the timing and amount of future recoveries from Non-Controlled Affiliates is uncertain.

Litigation

The Company is involved directly and/or indirectly in numerous litigations in non-U.S. jurisdictions that will impact its recoveries from Non-Controlled Affiliates. With respect to recoveries from Non-Controlled Affiliates, these estimates incorporate the Company’s current assumptions regarding the resolution of these matters.

In addition, the Company has certain litigation pending in U.S. courts which may result in potential recoveries to the Company (“Affirmative Litigations”), the largest of which are described in Note 12 in the Notes to the Balance Sheets. For the purpose of these October 4, 2018 Cash Flow Estimates, potential recoveries from Affirmative Litigations are not included, unless the Company has reached agreements in principle with the corresponding counterparties.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Key Assumptions (continued)

Intercompany Recoveries Among Controlled Entities

The October 4, 2018 Cash Flow Estimates reflect the following assumptions in the calculation of intercompany recoveries between and among Debtors and Debtor-Controlled Entities:

•	Allowed Claims as of October 4, 2018, and estimated unresolved third party claims to be allowed;

•	Equity distributions from Debtors and Debtor-Controlled Entities.

Reporting of Claim Assignments

As part of the Company’s planned operational wind down and legal entity dissolution process, the Company has assigned and will continue to assign claims among Controlled Entities, typically from a subsidiary entity to a parent entity, with no resulting economic effect on overall recoveries. These assignments are reflected in the “Transfers, Reclassifications, Adjustments” column in the tables herein. For claim assignments in which Debtor entities are assigned claims against themselves (i.e., when LBHI is assigned a claim against LBHI), the receivables and payables are netted in the Balance Sheets and similarly offset herein.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

(ii) Debtors and Debtor-Controlled Entities Schedules

LBHI

($ in millions)	6/30/18 Cash Flow Estimates	Less: Cash Activity 7/1/18 - 10/4/18	Recovery Value Change	Transfers, Reclassifications, Adjustments	10/4/18 Cash Flow Estimates
Net Receipts
Commercial Real Estate	$—	$—	$—	$—	$—
Residential Real Estate and Other	9	(3)	1	—	7
Private Equity/Principal Investments	3	(5)	3	—	1
Derivatives	—	—	—	—	—
Other	303	(187)	31	(17)	130

Sub-Total - Net Receipts	$314	$(195)	$35	$(17)	$138

Recoveries From Non-Controlled Affiliates
Europe	$1,434	$(357)	$(17)	$(67)	$993
Asia	153	(46)	1	1	109

Sub-Total - Recoveries From Non-Controlled Affiliates	$1,588	$(403)	$(16)	$(67)	$1,102

Operating Expenses	$(144)	$14	$(11)	$—	$(142)

Incentive Fees	$(56)	$—	$(2)	$—	$(58)

Total Cash From Operations (CFO)	$1,702	$(584)	$6	$(83)	$1,040

Pre-Petition Intercompany Receipts from Controlled Entities (a)	$637	$(485)	$13	$0	$165
Net Post-Petition Intercompany Receipts from / (Payables to) Controlled Entities	(63)	10	(11)	—	(63)
Investments in Affiliates (b)	903	(130)	(9)	—	764

Total CFO + Other Receipts	$3,178	$(1,189)	$0	$(83)	$1,906

(a)	The Company estimates that LBHI will receive approximately $0.2 billion, primarily from LCPI and LBSF.

(b)	The Company estimates that LBHI will receive approximately $0.8 billion, primarily from Lehman Brothers Holdings Scottish LP 2 (“SLP2”). SLP2 is the parent company of SLP3 and is wholly owned by LBHI.

Quarterly Financial Report as of October 4, 2018 (Unaudited)

LCPI

($ in millions)	6/30/18 Cash Flow Estimates	Less: Cash Activity 7/1/18 - 10/4/18	Recovery Value Change	Transfers, Reclassifications, Adjustments	10/4/18 Cash Flow Estimates
Net Receipts
Commercial Real Estate	$46	$(39)	$1	$—	$7
Residential Real Estate and Other	14	(7)	(2)	—	5
Private Equity/Principal Investments	0	—	—	—	0
Derivatives	—	—	—	—	—
Other	—	(0)	0	—	—

Sub-Total - Net Receipts	$60	$(47)	$(1)	$—	$12

Recoveries From Non-Controlled Affiliates
Europe	$0	$—	$(0)	$—	$0
Asia	0	—	—	—	0

Sub-Total - Recoveries From Non-Controlled Affiliates	$1	$—	$(0)	$—	$0

Operating Expenses	$(6)	$1	$(1)	$—	$(6)

Incentive Fees	$(5)	$—	$(1)	$—	$(6)

Total Cash From Operations (CFO)	$50	$(46)	$(3)	$—	$1

Pre-Petition Intercompany Receipts from Controlled Entities	$92	$(29)	$3	$—	$66
Net Post-Petition Intercompany Receipts from / (Payables to) Controlled Entities	(52)	45	10	—	4
Investments in Affiliates	8	(5)	(0)	—	3

Total CFO + Other Receipts	$98	$(35)	$11	$—	$74

Quarterly Financial Report as of October 4, 2018 (Unaudited)

LBSF

($ in millions)	6/30/18 Cash Flow Estimates	Less: Cash Activity 7/1/18 - 10/4/18	Recovery Value Change	Transfers, Reclassifications, Adjustments	10/4/18 Cash Flow Estimates
Net Receipts
Commercial Real Estate	$—	$—	$—	$—	$—
Residential Real Estate and Other	—	—	—	—	—
Private Equity/Principal Investments	—	—	—	—	—
Derivatives	40	(26)	10	—	23
Other	8	(4)	2	—	7

Sub-Total - Net Receipts	$48	$(30)	$12	$—	$30

Recoveries From Non-Controlled Affiliates
Europe	$18	$(5)	$(0)	$—	$13
Asia	0	—	(0)	—	0

Sub-Total - Recoveries From Non-Controlled Affiliates	$18	$(5)	$(0)	$—	$13

Operating Expenses	$(23)	$4	$5	$—	$(14)

Incentive Fees	$(4)	$—	$1	$—	$(5)

Total Cash From Operations (CFO)	$39	$(31)	$18	$—	$24

Pre-Petition Intercompany Receipts from Controlled Entities	$12	$(3)	$(3)	$—	$6
Net Post-Petition Intercompany Receipts from / (Payables to) Controlled Entities	(22)	21	(4)	—	(5)
Investments in Affiliates	—	—	—	—	—

Total CFO + Other Receipts	$30	$(13)	$11	$—	$26

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Other Debtors

($ in millions)	6/30/18 Cash Flow Estimates	Less: Cash Activity 7/1/18 - 10/4/18	Recovery Value Change	Transfers, Reclassifications, Adjustments	10/4/18 Cash Flow Estimates
Net Receipts
Commercial Real Estate	$—	$—	$—	$—	$—
Residential Real Estate and Other	—	—	—	—	—
Private Equity / Principal Investments	—	—	—	—	—
Derivatives	0	—	(0)	—	—
Other	0	(1)	1	—	0

Sub-Total - Net Receipts	$1	$(1)	$0	$—	$0

Recoveries From Non-Controlled Affiliates
Europe	$3	$(0)	—	$(3)	—
Asia	1	—	—	(1)	—

Sub-Total - Recoveries From Non-Controlled Affiliates	$4	$(0)	$—	$(4)	$—

Operating Expenses	$(2)	0	2	—	(1)

Incentive Fees	$(2)	$—	$2	$—	$(0)

Total Cash From Operations (CFO)	$0	$(1)	$4	$(4)	$(1)

Pre-Petition Intercompany Receipts from Controlled Entities (c)	$—	$—	$—	$—	—
Net Post-Petition Intercompany Receipts from / (Payables to) Controlled Entities	28	(38)	8	—	(2)
Investments in Affiliates (d)	0	—	(0)	—	—

Total CFO + Other Receipts	$28	$(38)	$12	$(4)	$(3)

Quarterly Financial Report as of October 4, 2018 (Unaudited)

Debtor-Controlled Entities

($ in millions)	6/30/18 Cash Flow Estimates	Less: Cash Activity 7/1/18 - 10/4/18	Recovery Value Change	Transfers, Reclassifications, Adjustments	10/4/18 Cash Flow Estimates
Net Receipts
Commercial Real Estate	$12	$(3)	$0	$—	$9
Residential Real Estate and Other	—	(0)	0	—	—
Private Equity/Principal Investments	53	(3)	3	—	53
Derivatives	—	—	—	—	—
Other	7	(0)	4	—	10

Sub-Total - Net Receipts	$71	$(7)	$7	$—	$72

Recoveries From Non-Controlled Affiliates
Europe	$949	$(279)	$(15)	$87	$742
Asia	0	—	(0)	—	0

Sub-Total - Recoveries From Non-Controlled Affiliates (a)	$949	$(279)	$(15)	$87	$742

Operating Expenses	$(4)	$0	$(1)	$—	$(5)

Incentive Fees	$—	$—	$—	$—	$—

Total Cash From Operations (CFO)	$1,016	$(285)	$(10)	$87	$808

Pre-Petition Intercompany Receipts from Controlled Entities	$0	$—	$(0)	$—	$0
Net Post-Petition Intercompany Receipts from / (Payables to) Controlled Entities	108	(38)	(4)	—	66
Investments in Affiliates	0	—	(0)	—	—

Total CFO + Other Receipts	$1,125	$(324)	$(14)	$87	$874

(a)	The Company estimates that Debtor-Controlled Entities will collect approximately $0.7 billion, primarily from LBHI2.